As filed with the Securities and Exchange Commission on April 3, 2014

Registration Statement No. 333-190065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	87-0638336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6425 Abrams, Ville Saint Laurent
Quebec, H4S 1X9 Canada
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With Copies of Communications to:

Rajiv Khosla
Chief Executive Officer
IntelGenx Technologies Corp.
6425 Abrams, Ville Saint Laurent
Quebec, H4S 1X9 Canada
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Richard Raymer
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1 Canada
Tel: (416) 367-7388

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accele rated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-190065) (the “Registration Statement”) of IntelGenx Technologies Corp. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on December 11, 2013, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”) which was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2014.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus filed with the SEC on December 13, 2013 (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this filing.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2014

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on March 11, 2014;

• Our Proxy Statement on Schedule 14A that we filed with the SEC on March 11, 2014;

• Our Current Reports on Form 8-K filed with the SEC on December 12, 2013, December 16, 2013, January 13, 2014, February 2, 2014, February 24, 2014, February 26, 2014 and March 3, 2014.

By incorporating by reference our Annual Report on Form 10-K, our Proxy Statement and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K, our Proxy Statement and our Current Reports on Form 8-K, which are considered part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We post on our public website (www.intelgenx.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting our Corporate Secretary at 6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9, or by calling (514) 331-7440.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

EXPERTS

Richter LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling security holders.

SEC registration fee	$1,277
FINRA filing fee	$1,904
Legal fees and expenses	$130,000
Accountants' fees and expenses	$10,000
Printing expenses	$2,000
Blue sky fees and expenses	$0
Miscellaneous expenses	$4,819
Total:	$150,000

All amounts except the SEC registration fee and the FINRA fee are estimated. All of the expenses set forth above are being paid by us.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to us, our security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of our company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of our company, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

The following is a list of securities we have sold or issued during the past three years. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.

On August 27, 2010, we completed an offering of 6,500,000 units at CAD$0.40 per unit for gross proceeds of CAD$2.6 million pursuant to the terms of subscription agreements with our investors. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder thereof to purchase one common share at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization. The proceeds of the private placement will be used to support our strategic development projects and for working capital purposes.

Pursuant to an agency agreement entered into on August 27, 2010, we engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the offering on a commercially reasonable best efforts basis. We paid the Agent (a) cash compensation equal to 8% of the gross proceeds of the offering, (b) a corporate finance fee of CAD$20,000, and (c) issued 520,000 compensation options (“Placement Agent Warrants”) which was equal to 8% of the number of units sold in the offering. Each Placement Agent Warrant entitles the Agent to purchase one common share at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Placement Agent Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization.

On June 3, 2011, we entered into a definitive securities purchase agreement with certain accredited and institutional investors for the issuance and sale in a private placement transaction of 2,582,536 shares of our common stock at a per share purchase price of $0.67, and three-year warrants to purchase up to 1,291,268 shares of common stock at an exercise price of $0.74 per share, for aggregate gross proceeds of approximately $1.7 million. The number of shares of common stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the closing date.

In connection with the U.S. private placement, on June 3, 2011, we and the investors entered into a registration rights agreement under which we are obligated to file a registration statement with the SEC registering the shares and the shares of common stock issuable upon exercise of the warrants for resale by the investors on or prior to 20 days after the closing date. In addition, we agreed to use our best efforts to cause the SEC to declare the registration statement effective by no later than 110 days following the closing date. We shall also register the shares and warrants issued pursuant to the Canadian private placement (as described below) for resale by the Canadian investors on the registration statement.

The U.S. private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.7 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the U.S. private placement to support our strategic development projects and for working capital.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the U.S. private placement. On the closing date, we paid/issued to Rodman & Renshaw, LLC or its designees: (i) cash commissions in the amount of $121,120.85, representing 7% of the aggregate gross proceeds received by us in the U.S. private placement, plus expenses in the amount of $24,982.38; and (ii) placement agent warrants to purchase 180,778 shares of common stock, representing 7% of the amount of shares sold in the U.S. private placement.

Our issuance of the shares, warrants and placement agent warrants in the U.S. private placement was made in reliance upon the exemption from registration for non-public offerings under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

On June 21, 2011, we entered into definitive subscription agreements solely with Canadian investors for the issuance and sale in a concurrent non-brokered private placement of 2,238,806 shares and warrants to purchase up to 1,119,403 shares of common stock under the same terms and conditions as the U.S. private placement for aggregate gross proceeds of approximately $1.5 million.

The Canadian private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.5 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the Canadian private placement to support our strategic development projects and for working capital.

On the closing date, we paid/issued to each of Haywood Securities Inc. and Raymond James Ltd. in connection with the Canadian private placement: (i) cash finder’s fee in the amount of $90,930 and $14,070 respectively, representing 7% of the aggregate gross proceeds received by us in the Canadian private placement; and (ii) warrants to purchase 135,716 and 21,000 shares of common stock respectively, representing 7% of the amount of shares sold in the Canadian private placement.

The issuances under the Canadian private placement were exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian private placement are U.S. persons, no sales efforts were conducted in the U.S., and the shares, the warrants, the warrant shares, the finders warrants, and the finders warrant shares issued in connection with the Canadian private placement contain a legend restricting the sale of such securities in accordance with the Securities Act.

Except as otherwise set forth above, we believe that all of the U.S. offerings and sales were deemed to be exempt under Section 4(a)(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as otherwise set forth above, we believe that all of the Canadian offerings and sales were deemed to be exempt under Section 4(a)(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian offerings are U.S. persons, no sales efforts were conducted in the U.S., and the securities issued in connection with the Canadian offerings contain a legend restricting the sale of such securities in accordance with the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Engagement Letter dated October 10, 2013, as amended on December 3, 2013 (included as exhibit 1.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
2.1	Share exchange agreement dated April 10, 2006 (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
3.1	Certificate of Incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999)
3.2	Amendment to the Certificate of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333-135591) filed on August 28, 2006)
3.3	Amendment to the Certificate of Incorporation (incorporated by reference to the Form DEF 14C filed on April 20, 2007)
3.4	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999
3.5	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 31, 2011)
3.6	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 21, 2012)
4.1	Amended Form of Securities Purchase Agreement (included as exhibit 4.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
4.2	Form of Warrant (included as exhibit 4.2 of the Form S-1 Registration Statement of the Company filed on October 25, 2013)
4.3	Form of Placement Agent Warrant (included as exhibit 4.3 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
5.1	Opinion of Dorsey & Whitney LLP (included as exhibit 5.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
9.1	Voting Trust agreement (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
10.1 +	Horst Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.2 +	Ingrid Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.3	Registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.4	Principal's registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
10.5 +	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006)
10.6 +	Employment Contract Paul A. Simmons (incorporated by reference to the Form 8-K filed on September 5, 2008)
10.7 +	Amended and Restated 2006 Stock Option Plan, May 29, 2008 (incorporated by reference to the Form 10-K filed on March 25, 2009)
10.8	Co-Development and Commercialization Agreement with RedHill Biopharma Ltd. (incorporated by reference to the Form 10-Q filed on November 9, 2010)
10.9 +	Amended and Restated 2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 15, 2010)
10.10	Agency Agreement, dated as of August 27, 2010, between the Company and Bolder Investment Partners, Ltd. (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.11	Registration Rights Agreement, dated as of August 27, 2010, by and among the Company and the purchasers pursuant to the offering (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.12	Form of Subscription Agreement (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.13	Form of Warrant (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.14	Form of Compensation Option (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.15	Project Transfer Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.16	Co-development and Licensing Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.17	License and Asset Transfer Agreement with Edgemont Pharmaceuticals (incorporated by reference to the Form 10Q filed on May 15, 2012)
10.18	Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on June 3, 2011)
10.19	Registration Rights Agreement (incorporated by reference to the Form 8-K filed on June 3, 2011)
10.20	Form of Warrant (incorporated by reference to the Form 8-K filed on June 3, 2011)
10.21 +	Amended and Restated 2006 Stock Option Plan (incorporated by reference to the Form 8-K filed on May 9, 2013)
10.22 +	Employment Agreement Rajiv Khosla (incorporated by reference to the Form 10-Q filed on May 14, 2013)
14.1	Code of Ethics (incorporated by reference to the Form S-1 filed on April 28, 2008)
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
23.1*	Consent of Richter LLP
23.2	Consent of Dorsey & Whitney LLP (included as exhibit 23.2 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
24.1	Power of Attorney (included in signature page of the Form S-1 Registration Statement filed on July 22, 2013)

+ Indicates management contract or employee compensation plan
* Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the Company is relying on Rule 430B:

(i) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St-Laurent, Province of Quebec, on April 3, 2014.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Rajiv Khosla
Rajiv Khosla
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Paul A. Simmons
Paul A. Simmons
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rajiv Khosla	Chief Executive Officer, President and Director	April 3, 2014
Rajiv Khosla

/s/ Paul A. Simmons	Chief Financial Officer	April 3, 2014
Paul A. Simmons

/s/ *	Director	April 3, 2014
J. Bernard Boudreau

/s/ *	Director	April 3, 2014
Ian Troup

/s/ *	Director	April 3, 2014
Bernd J. Melchers

/s/ *	Director	April 3, 2014
John Marinucci

/s/ Horst G. Zerbe	Director	April 3, 2014
Horst G. Zerbe

*By: /s/ Horst G. Zerbe
Horst G. Zerbe, Attorney-in- fact